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                                                                      EXHIBIT 11
                          BOWMAR INSTRUMENT CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                                            FISCAL YEAR

                                                                      1997           1996            1995
------------------------------------------------------------------------------------------------------------

INCOME PER COMMON SHARE - PRIMARY:

INCOME:
Income from Continuing Operations                                  $ 1,333,333     $1,272,000    $ 4,110,000
Less:  Dividends on Preferred Stock                                    360,000        360,000        360,000
                                                                   -----------     ----------    -----------

  Income Applicable to Continuing Operations                           973,333        912,000      3,750,000
  Income (Loss) on Discontinued Operations                            (811,000)        18,000       (207,000)
                                                                   -----------     ----------    -----------
     Net Income Applicable to Common Stock                         $   162,333     $  930,000    $ 3,543,000
                                                                   ===========     ==========    ===========

SHARES:
Weighted Average Number of Common
  Shares Outstanding                                                 6,640,772      6,462,077      6,426,378

Number of Common Stock Equivalents
  Assuming Exercise of Options Reduced
  by the Number of Shares Which Could
  Have Been Purchased With the Proceeds
  From Exercise of Such Options                                         21,513        102,910        188,863
                                                                   -----------     ----------    -----------

  Weighted Average Number of Shares
    and Common Stock Equivalents                                     6,662,285      6,564,987      6,615,241
                                                                   ===========     ==========    ===========


Income Per Common Share - Continuing Operations                    $      0.14     $     0.14    $      0.57
Loss on Discontinued Operations Per Common Share                   $     (0.12)          0.00          (0.03)
                                                                   -----------     ----------    -----------
Net Income Per Share-Primary                                       $      0.02     $     0.14    $      0.54
                                                                   ===========     ==========    ===========


NET INCOME PER COMMON SHARE - FULLY DILUTED:

INCOME:

Income From Continuing Operations                                  $ 1,333,333     $1,272,000    $ 4,110,000
Income (Loss) From Discontinued Operations                            (811,000)        18,000       (207,000)
                                                                   -----------     ----------    -----------
Net Income                                                         $   522,333     $1,290,000    $ 3,903,000
                                                                   ===========     ==========    ===========

SHARES:
Weighted Average Number of Shares
  and Common Stock Equivalents                                       6,801,961      6,564,987      6,615,241

Number of Shares of Common Stock
  Issued Upon Conversion of
  Preferred Stock                                                    1,598,346      1,598,907      1,599,467
                                                                   -----------     ----------    -----------

Weighted Average Number of Shares
  and Common Stock Equivalents
  Assuming Conversion of Preferred Stock                             8,400,307      8,163,894      8,214,708
                                                                   ===========     ==========    ===========

Income on Continuing Operations Per Common Share-Fully Diluted                                   $      0.50
Loss on Discountinued Operations Per Common Share-Fully Diluted                                  $     (0.02)
                                                                                                 -----------
NET INCOME PER COMMON SHARE-FULLY DILUTED                                                        $      0.48
                                                                   ===========     ==========    ===========
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Note: The 1997 and 1996 fully diluted Net Income per share is considered to be the same as the primary Net Income per share since the effect of the potentially dilutive preferred stock is currently antidilutive.